Exhibit 10.9.2

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED

PURCHASE AND SALE AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT dated as of December 1, 2018 (this “Amendment”), by and between OPORTUN, INC., a Delaware corporation, as seller (the “Seller”), and ECL FUNDING LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller and the Purchaser are parties to that certain Amended and Restated Purchase and Sale Agreement dated as of June 29, 2018 (the “Original Purchase Agreement”); and

WHEREAS, the Seller and the Purchaser desire to amend the Original Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1. Financing Document Updates. Each of the defined terms “Financing Facility Documents” and “Intercreditor Agreement” is amended and restated, to read in its entirety as follows:

“Financing Facility Documents” means (i) the Transaction Documents, as defined in that certain Base Indenture, dated as of August 4, 2015 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding V, LLC and Wilmington Trust, National Association, (ii) the Transaction Documents, as defined in that certain Base Indenture, dated as of October 19, 2016 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding IV, LLC and Deutsche Bank Trust Company Americas, (iii) the Transaction Documents, as defined in that certain Base Indenture, dated as of June 8, 2017 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding VI, LLC and Wilmington Trust, National Association, (iv) the Transaction Documents, as defined in that certain Base Indenture, dated as of October 11, 2017 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding VII, LLC and Wilmington Trust, National Association, (v) the Transaction Documents, as defined in that certain Base Indenture, dated as of March 8, 2018 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding VIII, LLC and Wilmington Trust, National Association, (vi) the Transaction Documents, as defined in that certain Base Indenture, dated as of July 9, 2018 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding IX, LLC and Wilmington Trust, National Association, (vii) the Transaction Documents, as defined in that certain Base Indenture, dated as of October 22, 2018 (as amended, supplemented or otherwise modified from time to time) between Oportun Funding X, LLC and Wilmington Trust, National Association, and (viii) any transaction documents relating to any future financing facility that the Seller enters into relating to its core Consumer Installment Loan Product.

“Intercreditor Agreement” means the Eighteenth Amended and Restated Intercreditor Agreement, dated as of October 22, 2018, by and among the Seller, the Collateral Trustee, the Servicer, the back-up servicer party thereto, the Purchaser, EF CH LLC, ECO CH LLC, EPOB CH LLC, EF GS 2017-OPTN LLC, ECO GS 2017-OPTN LLC, EPOB GS 2017-OPTN LLC, EPOB II (B) GS 2018-OPTN LLC, EF Holdco Inc. and the trustees party thereto, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

SECTION 2. Change to Purchase Price of Re-Written Receivables. The first sentence of Section 2.3(a) shall be amended and restated, to read in its entirety as follows:

The amount payable by the Purchaser to the Seller for the Contracts and Related Rights sold hereunder on each Purchase Date shall equal the Outstanding Receivables Balance of (i) all Re-Written Receivables being purchased on such Purchase Date multiplied by [***]% and (ii) all other Receivables being purchased on such Purchase Date multiplied by [***]%, plus in each case up to four days of any accrued Obligor interest (as applicable, the “Purchase Price”).

SECTION 3. Binding Effect; Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 4. Effectiveness of Amendment. Except as amended hereby, the Original Purchase Agreement shall remain in full force and effect and on and after the date hereof all references to the Original Agreement shall mean the Original Agreement as amended hereby.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ECL FUNDING LLC,
as Purchaser

By: Ellington Management Group, L.L.C.

By:	/s/ Laurence Penn
Name:	Laurence Penn
Title:	Vice Chairman

OPORTUN, INC.,
as Seller

By:	/s/ Kathleen Layton
Name:	Kathleen Layton
Title:	Secretary